UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported):  September 27, 2011

CHINA XD PLASTICS COMPANY LIMITED
(Exact name of registrant as specified in charter)

Nevada	001-34546	04-3836208
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

No. 9 Dalian North Road, Haping Road Centralized Industrial Park,
Harbin Development Zone, Heilongjiang Province, PRC 150060
(Address of principal executive offices)

Registrant’s telephone number, including area code: (86) 451-8434-6600

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On September 27, 2011, senior management of China XD Plastics Company Limited (the "Company") will give the attached presentation (the "Investor Presentation") at the Oppenheimer & Co. 6th Annual Industrials Conference in New York, New York. A copy of the Investor Presentation is posted on the  Investor Relations section of the Company's website at http://www.chinaxd.net.

A copy of the Investor Presentation is attached to this report as Exhibit 99.1 and is incorporated by reference into this Item 7.01. In accordance with General Instruction B.2 to the Form 8-K, the information under this Item 7.01 and the Investor Presentation attached to this Form 8-K as Exhibit 99.1 shall be deemed to be "furnished" to the SEC and not deemed to be "filed" with the SEC for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section.

Statements made in the Investor Presentation include various aspects of the Company's strategic, business and financial plans. Statements made in the Investor Presentation, which are not historical, are forward-looking and based on management's estimates, objectives, vision, projections, forecasts, plans, anticipations, targets, drivers, strategies, beliefs, intent, expectations, outlook, opportunities and initiatives, and thus are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. See "Forward-Looking Statements" included in the Investor Presentation.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Investor Presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 27, 2011

CHINA XD PLASTICS COMPANY LIMITED

	By:	/s/ Jie HAN
Name: Jie HAN
Title: Chief Executive Officer